Exhibit 99.1

Electronic Arts Reports Q2 FY19 Financial Results

REDWOOD CITY, CA - October 30, 2018 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second fiscal quarter ended September 30, 2018.

News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

“It was a strong second quarter, as we entertained players with four high-quality new EA SPORTS games, hundreds of content updates in our live services, and esports programs that reached record viewership,” said CEO Andrew Wilson. “We’re incredibly excited to bring innovative new games like Battlefield V and Command & Conquer: Rivals to our players this holiday season, and launch our breakthrough new IP Anthem in February. We’re set to deliver some amazing new ways to play and compete through the rest of this fiscal year and beyond.”

“We’re pleased with the performance of our business through the second quarter, and particularly with the strong digital net bookings,” said COO and CFO Blake Jorgensen. “We continue to deliver strong digital revenues across multiple platforms, business models and geographic territories.”

Selected Operating Highlights and Metrics

•	Digital net bookings* for the trailing twelve months was a record $3.608 billion, up 11% year-over-year and represents 69% of total net bookings.

•	FIFA Mobile daily active players grew 50% year-over-year.

•

The FIFA eWorld Cup Final was record setting, including a 4x increase in global viewership over last year, and more than 20 million players participating through the course of the FIFA 18 Global Series.

•	The SimsTM 4 community downloaded nearly 30 million expansion packs life-to-date and monthly average players continue to grow year-over-year.

•	FIFA 19 was critically-acclaimed as one of the best, most innovative FIFA games in the franchise and NHL 19 was the highest-rated NHL game on current generation consoles.

* Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games and, for periods after the fourth quarter of fiscal 2018, mobile platform fees.

Selected Financial Highlights and Metrics

All financial measures are presented on a GAAP basis.

•	Net cash from operating activities was $(126) million for the quarter and $1.458 billion for the trailing twelve months.

•	EA repurchased 2.3 million shares for $299 million during the quarter and 7.2 million shares for $897 million during the trailing twelve months.

Impact of Recently Adopted Accounting Standard

At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and earnings per share; however, it does not materially impact net bookings, EA’s operational metric. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

Quarterly Financial Highlights

	Three Months Ended September 30,
	2018	2017
(in $ millions, except per share amounts)
Digital net revenue	780	689
Packaged goods and other net revenue	506	270

Total net revenue	1,286	959

Net income (loss)	255	(22)
Earnings (loss) per share	0.83	(0.07)

Operating cash flow	(126)	52

Value of shares repurchased	299	153
Number of shares repurchased	2.3	1.3

While EA no longer reports certain non-GAAP financial measures, the following GAAP-based financial data and tax rate of 18% was used internally by company management to adjust its fiscal 2019 GAAP results in order to assess EA’s operating results:

	Three Months Ended September 30, 2018
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online- enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	1,286	—	(20)	(44)	—
Cost of revenue	418	(1)	—	(44)	(1)

Gross profit	868	1	(20)	—	1
Total operating expenses	610	(8)	—	—	(65)

Operating income	258	9	(20)	—	66
Interest and other income, net	18	—	—	—	—

Income before provision for income taxes	276	9	(20)	—	66
Number of shares used in computation:
Diluted	307

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended June 30, 2018.

TTM Financial Highlights

	Twelve Months Ended September 30,
	2018	2017
(in $ millions)
Digital net revenue	3,619	3,187
Packaged goods and other net revenue	1,546	1,897

Total net revenue	5,165	5,084

Net income	969*	1,187

Operating cash flow	1,458	1,802

Value of shares repurchased	897	555
Number of shares repurchased	7.2	5.7

*During the twelve months ended September 30, 2018, EA recognized $235 million of incremental income tax expense due to the application of the Tax Cuts and Jobs Act.

While EA no longer reports certain non-GAAP financial measures, the following GAAP-based financial data and tax rate of 18% in fiscal year 2019 and 21% in fiscal year 2018 was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended September 30, 2018
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online- enabled games)	Mobile platform fees	Stock-based compensation
Total net revenue	5,165	—	125	(93)	—
Cost of revenue	1,367	(4)	—	(93)	(3)

Gross profit	3,798	4	125	—	3
Total operating expenses	2,508	(20)	—	—	(265)

Operating income	1,290	24	125	—	268
Interest and other income, net	43	—	—	—	—

Income before provision for income taxes	1,333	24	125	—	268

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended June 30, 2018.

Operating Metric

The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended September 30,		TTM Ended September 30,
	2018	2017	2018	2017
(in $ millions)
Total net revenue	1,286	959	5,165	5,084
Change in deferred net revenue (online-enabled games)	(20)	220	125	32
Mobile platform fees	(44)	—	(93)	—

Net bookings	1,222	1,179	5,197	5,116

Business Outlook as of October 30, 2018

The following forward-looking statements reflect expectations as of October 30, 2018. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2019 Expectations - Ending March 31, 2019

Financial metrics:

•	Net revenue is expected to be approximately $5.150 billion.
○	Change in deferred net revenue (online-enabled games) is expected to be approximately $270 million.
○	Mobile platform fees are expected to be approximately $(220) million.
•	Net income is expected to be approximately $962 million.
•	Diluted earnings per share is expected to be approximately $3.11.
•	Operating cash flow is expected to be approximately $1.650 billion.
•	The Company estimates a share count of 309 million for purposes of calculating fiscal year 2019 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $5.200 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2019
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)
Digital net revenue	3,805	—	195	(220)	—
Packaged goods & other net revenue	1,345	—	75	—	—

Total net revenue	5,150	—	270	(220)	—

Cost of revenue	1,423	(5)	—	(220)	(2)
Operating expense	2,703	(35)	—	—	(298)
Income before provision for income taxes	1,086	40	270	—	300
Net income	962
Number of shares used in computation:
Diluted shares	309

Third Quarter Fiscal Year 2019 Expectations - Ending December 31, 2018

Financial metrics:

•	Net revenue is expected to be approximately $1.375 billion.
○	Change in deferred net revenue (online-enabled games) is expected to be approximately $405 million.
○	Mobile platform fees are expected to be approximately $(55) million.
•	Net income is expected to be approximately $188 million.
•	Diluted earnings per share is expected to be approximately $0.61.
•	The Company estimates a share count of 306 million for purposes of calculating third quarter fiscal year 2019 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $1.725 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending December 31, 2018
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Mobile platform fees	Stock-based compensation
(in $ millions)

Total net revenue	1,375	—	405	(55)	—

Cost of revenue	446	(1)	—	(55)	—
Operating expense	730	(10)	—	—	(80)
Income before provision for income taxes	212	11	405	—	80
Net income	188
Number of shares used in computation:
Diluted shares	306

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended June 30, 2018.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on October 30, 2018 at 2:00 pm PT (5:00 pm ET) to review its results for the second quarter ended September 30, 2018 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number 844-215-4106 (domestic) or 918-534-8313 (international), using the password “EA” or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance and Investor Accounting FAQ on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until November 13, 2018 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 4867728. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2019 expectations under the heading “Business Outlook as of October 30, 2018,” and other information regarding EA’s fiscal 2019 expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate”, “plan”, “predict”, “seek”, “goal”, “will”, “may”, “likely”, “should”, “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to develop and support digital products and services, including managing online security and privacy; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

These forward-looking statements are current as of October 30, 2018. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2018.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. EA has more than 300 million registered players around the world.

In fiscal year 2018, EA posted GAAP net revenue of $5.15 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Need for Speed™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, The Sims, Need for Speed, Dragon Age, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in $ millions, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018 [1]	2017	2018 [1]	2017
Net revenue

Product	623	454	825	1,282

Service and other	663	505	1,598	1,126

Total net revenue	1,286	959	2,423	2,408

Cost of revenue

Product	222	300	290	364

Service and other	196	89	343	179

Total cost of revenue	418	389	633	543

Gross profit	868	570	1,790	1,865

Operating expenses:

Research and development	339	331	701	656

Marketing and sales	146	160	286	281

General and administrative	117	118	231	223

Acquisition-related contingent consideration	2	—	2	—

Amortization of intangibles	6	2	12	3

Total operating expenses	610	611	1,232	1,163

Operating income (loss)	258	(41)	558	702

Interest and other income (expense), net	18	3	37	9

Income (loss) before provision for (benefit from) income taxes	276	(38)	595	711

Provision for (benefit from) income taxes	21	(16)	47	89

Net income (loss)	255	(22)	548	622

Earnings (loss) per share

Basic	0.84	(0.07)	1.80	2.01

Diluted	0.83	(0.07)	1.77	1.99

Number of shares used in computation

Basic	305	309	305	309

Diluted	307	309	309	313

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

Results (in $ millions, except per share data)

The following table reports the variance of the actuals versus our guidance provided on July 26, 2018 for the three months ended September 30, 2018 plus a comparison to the actuals for the three months ended September 30, 2017.

	Three Months Ended September 30,
	2018 [1]		2018 [1]	2017
	Guidance	Variance	Actuals	Actuals
Net revenue

Net revenue	1,270	16	1,286	959

GAAP-based financial data

Change in deferred net revenue (online-enabled games)	(55)	35	(20)	220

Mobile platform fees	(55)	11	(44)	—

Cost of revenue

Cost of revenue	436	(18)	418	389

GAAP-based financial data

Acquisition-related expenses	(1)	—	(1)	—

Stock-based compensation	—	(1)	(1)	(1)

Mobile platform fees	(55)	11	(44)	—

Operating expenses

Operating expenses	674	(64)	610	611

GAAP-based financial data

Acquisition-related expenses	(9)	1	(8)	(2)

Stock-based compensation	(85)	20	(65)	(61)

Income (loss) before tax

Income (loss) before tax	168	108	276	(38)

GAAP-based financial data

Acquisition-related expenses	10	(1)	9	2

Change in deferred net revenue (online-enabled games)	(55)	35	(20)	220

Mobile platform fees	—	—	—	—

Stock-based compensation	85	(19)	66	62

Tax rate used for management reporting	18%		18%	21%

Earnings (loss) per share

Basic	0.49	0.35	0.84	(0.07)

Diluted	0.48	0.35	0.83	(0.07)

Number of shares

Basic	306	(1)	305	309

Diluted	312	(5)	307	309

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in $ millions)

	September 30, 2018[1]	March 31, 2018[2]
ASSETS

Current assets:

Cash and cash equivalents	2,881	4,258

Short-term investments	1,664	1,073

Receivables, net of allowances of $10 and $165, respectively	966	385

Other current assets	292	288

Total current assets	5,803	6,004

Property and equipment, net	440	453

Goodwill	1,894	1,883

Acquisition-related intangibles, net	100	71

Deferred income taxes, net	112	84

Other assets	101	89

TOTAL ASSETS	8,450	8,584

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	168	48

Accrued and other current liabilities	907	821

Deferred net revenue (online-enabled games)	574	1,622

Total current liabilities	1,649	2,491

Senior notes, net	993	992

Income tax obligations	273	250

Deferred income taxes, net	1	1

Other liabilities	217	255

Total liabilities	3,133	3,989

Stockholders’ equity:

Common stock	3	3

Additional paid-in capital	134	657

Retained earnings	5,199	4,062

Accumulated other comprehensive loss	(19)	(127)

Total stockholders’ equity	5,317	4,595

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	8,450	8,584

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606) Revenue from Contracts with Customers. EA’s Q2 FY19 Unaudited Condensed Consolidated Balance Sheet reflects the effect of the adoption as of April 1, 2018, which had an impact on the following: receivables, net of allowances, accrued and other current liabilities, deferred net revenue (online-enabled games), deferred income taxes, net, retained earnings and accumulated other comprehensive loss. Financial data for periods prior to April 1, 2018 has not been restated.

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in $ millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
OPERATING ACTIVITIES

Net income (loss)	255	(22)	548	622

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Depreciation, amortization and accretion	36	32	74	63

Stock-based compensation	66	62	136	110

Change in assets and liabilities

Receivables, net	(591)	(589)	(422)	(454)

Other assets	(28)	(14)	20	66

Accounts payable	124	148	132	104

Accrued and other liabilities	60	216	(25)	100

Deferred income taxes, net	(20)	(15)	(94)	40

Deferred net revenue (online-enabled games)	(28)	234	(375)	(423)

Net cash provided by (used in) operating activities	(126)	52	(6)	228

INVESTING ACTIVITIES

Capital expenditures	(31)	(30)	(63)	(63)

Proceeds from maturities and sales of short-term investments	239	612	446	1,050

Purchase of short-term investments	(801)	(702)	(1,029)	(1,395)

Acquisition, net of cash acquired	(8)	—	(58)	—

Net cash used in investing activities	(601)	(120)	(704)	(408)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	35	27	36	57

Cash paid to taxing authorities for shares withheld from employees	(7)	(10)	(96)	(105)

Repurchase and retirement of common stock	(299)	(153)	(599)	(303)

Net cash used in financing activities	(271)	(136)	(659)	(351)

Effect of foreign exchange on cash and cash equivalents	3	23	(8)	33

Decrease in cash and cash equivalents	(995)	(181)	(1,377)	(498)

Beginning cash and cash equivalents	3,876	2,248	4,258	2,565

Ending cash and cash equivalents	2,881	2,067	2,881	2,067

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions, except per share data)

	Q2	Q3	Q4	Q1[1]	Q2[1]	YOY %
	FY18	FY18	FY18	FY19	FY19	Change
Net revenue

Net revenue	959	1,160	1,582	1,137	1,286	34%

GAAP-based financial data

Change in deferred net revenue (online-enabled games)[3]	220	811	(327)	(339)	(20)

Mobile platform fees	—	—	—	(49)	(44)

Gross profit

Gross profit	570	659	1,349	922	868	52%

GAAP-based financial data

Acquisition-related expenses	—	1	1	1	1

Change in deferred net revenue (online-enabled games)[3]	220	811	(327)	(339)	(20)

Mobile platform fees	—	—	—	—	—

Stock-based compensation	1	—	1	1	1

Gross profit (as a % of net revenue)	59%	57%	85%	81%	67%

Operating income (loss)

Operating income (loss)	(41)	(21)	753	300	258	729%

GAAP-based financial data

Acquisition-related expenses	2	2	6	7	9

Change in deferred net revenue (online-enabled games)[3]	220	811	(327)	(339)	(20)

Stock-based compensation	62	63	69	70	66

Operating income (loss) (as a % of net revenue)	(4%)	(2%)	48%	26%	20%

Net income (loss)

Net income (loss)	(22)	(186)	607	293	255	1,259%

GAAP-based financial data

Acquisition-related expenses	2	2	6	7	9

Change in deferred net revenue (online-enabled games)[3]	220	811	(327)	(339)	(20)

Stock-based compensation	62	63	69	70	66

Tax rate used for management reporting	21%	21%	21%	18%	18%

Net income (loss) (as a % of net revenue)	(2%)	(16%)	38%	26%	20%

Diluted earnings (loss) per share	(0.07)	(0.60)	1.95	0.95	0.83	1,286%

Number of diluted shares used in computation

Basic	309	308	307	306	305

Diluted	309	308	311	310	307

Anti-dilutive shares excluded for loss position[4]	3	3	—	—	—

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

3The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

4Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions)

	Q2	Q3	Q4	Q1[1]	Q2[1]	YOY %
	FY18	FY18	FY18	FY19	FY19	Change
QUARTERLY NET REVENUE PRESENTATIONS

Net revenue by composition

Full game downloads	123	143	232	116	148	20%

Live services	408	476	698	610	412	1%

Mobile	158	161	172	231	220	39%

Total digital	689	780	1,102	957	780	13%

Packaged goods and other	270	380	480	180	506	87%

Total net revenue	959	1,160	1,582	1,137	1,286	34%

Total digital	72%	67%	70%	84%	61%

Packaged goods and other	28%	33%	30%	16%	39%

Total net revenue %	100%	100%	100%	100%	100%

GAAP-based financial data

Full game downloads	(4)	117	(39)	(20)	9

Live services	(98)	311	(19)	(160)	(84)

Mobile	(8)	22	4	(35)	(24)

Total digital	(110)	450	(54)	(215)	(99)

Packaged goods and other	330	361	(273)	(124)	79

Total change in deferred net revenue (online-enabled games) by composition[3]	220	811	(327)	(339)	(20)

Mobile platform fees	—	—	—	(49)	(44)

Net revenue by platform

Console	595	810	1,196	705	917	54%

PC/Browser	196	181	210	197	149	(24%)

Mobile	162	166	173	233	220	36%

Other	6	3	3	2	—	(100%)

Total net revenue	959	1,160	1,582	1,137	1,286	34%

GAAP-based financial data

Console	258	710	(313)	(288)	8

PC/Browser	(30)	83	(20)	(9)	(4)

Mobile	(7)	21	5	(42)	(24)

Other	(1)	(3)	1	—	—

Total change in deferred net revenue (online-enabled games) by platform[3]	220	811	(327)	(339)	(20)

Mobile platform fees	—	—	—	(49)	(44)

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606), Revenue from Contracts with Customers. Topic 606 significantly changes how EA recognizes and reports revenue and diluted earnings per share. For more information about the adoption of Topic 606, including information with respect to mobile platform fees, please refer to the Investor Accounting FAQ on our IR website. Financial data for periods prior to April 1, 2018 has not been restated.

3The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY18	FY18	FY18	FY19	FY19	Change
CASH FLOW DATA

Operating cash flow	52	849	615	120	(126)	(342%)

Operating cash flow - TTM	1,802	1,514	1,692	1,636	1,458	(19%)

Capital expenditures	30	24	20	32	31	3%

Capital expenditures - TTM	117	116	107	106	107	(9%)

Repurchase and retirement of common stock	153	150	148	300	299	95%

DEPRECIATION

Depreciation expense	30	30	31	30	30	—

BALANCE SHEET DATA

Cash and cash equivalents	2,067	2,566	4,258	3,876	2,881

Short-term investments	2,288	2,318	1,073	1,095	1,664

Cash and cash equivalents, and short-term investments	4,355	4,884	5,331	4,971	4,545	4%

Receivables, net [1]	812	886	385	371	966	19%

STOCK-BASED COMPENSATION

Cost of revenue	1	—	1	1	1

Research and development	36	38	44	47	39

Marketing and sales	9	8	8	7	9

General and administrative	16	17	16	15	17

Total stock-based compensation	62	63	69	70	66

1At the beginning of fiscal year 2019, April 1, 2018, EA adopted FASB ASU 2014-09 (Topic 606) Revenue from Contracts with Customers. EA’s Q1 and Q2 FY19 Unaudited Condensed Consolidated Balance Sheets reflect the effect of the adoption as of April 1, 2018, which had an impact on receivables, net of allowances. Financial data for periods prior to April 1, 2018 has not been restated.